Exhibit 99.1

Ideanomics Announces Reverse Stock Split

NEW YORK, Aug. 23, 2023 /PRNewswire/ -- Ideanomics (NASDAQ: IDEX) ("Ideanomics" or the "Company"), announced today that its Board of Directors has approved a reverse stock split of its common stock, par value $0.001 per share (the "Common Stock") at a ratio of 1-for-125 (the "Reverse Stock Split"). The Reverse Stock Split is expected to become effective on August 25, 2023 (the "Effective Date"), and the shares are expected to begin trading on the split-adjusted basis on the Nasdaq under the Company's existing trading symbol "IDEX" at market open on August 25, 2023, upon Nasdaq's approval. The new CUSIP number following the Reverse Stock Split will be 45166V205.

The Reverse Stock Split is primarily being enacted to regain compliance with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

Under Nevada Revised Statutes ("NRS") Section 78.207, the Company may decrease its authorized shares of Common Stock and correspondingly decrease the number of issued and outstanding shares of Common Stock by resolution adopted by the Board of Directors, without obtaining the approval of the stockholders. The Reverse Stock Split will be affected by the Company filing a Certificate of Change (the "Certificate") pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on the Effective Date. As a result of the filing of the Certificate, the number of shares of the Company's authorized Common Stock will be reduced from 1.5 Billion shares to 12 million shares and the issued and outstanding number of shares of the Common Stock will be correspondingly decreased.

On the Effective Date, the total number of shares of Common Stock held by each stockholder of the Company will be converted automatically into the number of shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by each such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 125, with such resulting number of shares rounded up to the nearest whole share. The Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split. As a result, no fractional shares will be issued in connection with the Reverse Stock Split and no cash or other consideration will be paid in connection with any fractional shares that would otherwise have resulted from the Reverse Stock Split.

The Reverse Stock Split has no effect on the par value of the Company's Common Stock or authorized shares of preferred stock. Immediately after the Reverse Stock Split, each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the treatment of fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Stockholders who are holding their shares in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts. Stockholders holding paper certificates may (but are not required to) send the certificates to the Company's transfer agent and registrar, Transfers Online. Transfer Online will issue a new stock certificate reflecting the Reverse Stock Split to each requesting stockholder.

About Ideanomics

Ideanomics (NASDAQ: IDEX) is a global group with a simple mission: to accelerate the commercial adoption of electric vehicles. By bringing together vehicles and charging technology with design, implementation, and financial services, we provide the completeness of solutions needed for the commercial world to commit to an EV future. To keep up with Ideanomics, please follow the company on social @ideanomicshq or visit https://ideanomics.com.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," or similar expressions, involve known and unknown risks and uncertainties, and include the statement regarding the completion of the business combination within a certain period of time, if ever. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of risks and uncertainties, such as risks related to: our ability to obtain necessary regulatory approvals and other risks and uncertainties disclosed under the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and similar disclosures in subsequent reports filed with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

Tony Sklar, SVP of Investor Relations
1441 Broadway, Suite 5116, New York, NY 10018
ir@ideanomics.com

SOURCE Ideanomics